Exhibit 99.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934. THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
CONFIDENTIAL

AMENDMENT NUMBER 10 TO AMENDED AND
RESTATED PURCHASE AGREEMENT GCT-025/98

This Amendment Number 10 to Amended and Restated Purchase Agreement GCT-025/98, dated as of January 17, 2005 (“Amendment No. 10”) relates to the Amended and Restated Purchase Agreement GCT-025/98 (the “Purchase Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airways Holdings Inc. (“Buyer”) dated April 19, 2002 as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 10 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 10 constitutes an amendment and modification to the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein and in case of any conflict between this Amendment No.10 and the Purchase Agreement, conditions and provisions of this Amendment No. 10 shall control.

Whereas, Embraer and Buyer agreed to terminate the last eight (8) Firm EMB-145 Delta Aircraft.

Now, therefore, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:

1. Termination of last Firm Aircraft

1.1	The last eight (8) Firm EMB-145 Delta Aircraft, Aircraft number 38 to 45, scheduled to be delivered [*] (the “Terminated Aircraft”) are hereby terminated. There is no remaining Aircraft under the Agreement that Buyer is obligated to purchase at this time.

1.2	All [*] shall [*].

1.3	Buyer and Embraer shall not [*].

1.4	Buyer [*]. Buyer shall [*].

* Confidential
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2. Option Aircraft:

The Option Aircraft delivery schedule of Article 24 shall be deleted and replaced with the following:
“Option Aircraft
[*]	Aircraft Model	Option Aircraft Number per Operator	Delivery Month	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	[*]
	[*]	[*]	Apr 08

3. Miscellaneous:
All other provisions of the Purchase Agreement, which have not been specifically amended or modified by this Amendment No. 10 shall remain valid in full force and effect without any change.

* Confidential
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In witness whereof, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 10 to Amended and Restated Purchase Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronáutica S.A.	Republic Airways Holdings Inc.
By /s/ Frederico Fleury Curado Name: Frederico Fleury Curado Title: Executive Vice President Civil Aircraft	By /s/ Lars-Erik Arnell Name: Lars-Erik Arnell Title: Vice President
By [illegible] Name: Title:

Date: January 18, 2005 Date: January 17, 2005
Place: Sao Jose dos Campos SP, Brazil Place: Indianapolis

Witnesses:
Witness: /s/ Carlos Martins Dutra Witness: /s/ Shannon Gallaher
Name: Carlos Martins Dutra Name: Shannon Gallaher

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